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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, John Chapple, President, Chief Executive Officer and Chairman of the Board, certify that:

  1.
  To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of Nextel Partners, Inc. as of June 30, 2004.

Date: August 9, 2004	/s/ JOHN CHAPPLE John Chapple President, Chief Executive Officer and Chairman of the Board

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  EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350